Exhibit 99.10

I Mediaset Investment NV Annual report 2017 Traderegister Chamber of Commerce Amsterdam, number 70347379 Adopted by the General Meeting MEDIASET INVESTMENT N.V. Deloitte Accountants For identification pu oses only. Related to audit s report dated July 13, 2018

.. Mediaset Investment NV Annual report 2017 Table of contents Financial Statements page 1 - Balance sheet as at 31.12.2017 page 2 - Profit and loss for the period 20.12.2017 until 31.12.2017 page 3 - Notes to the financial statements page 5 - Notes to the balance sheet page 6 -Notes to the profit and loss account Other information - Statutory provision of the result appropriation -Independent auditor's report MEDIASET INVESTMENT N,V, Deloitte Accountants For identification p oses only . Related to audit s report dated July 13, 2018

Mediaset Investment NV Balance sheet as at December 31, 2017 (Before result appropriation) Notes 31.12.2017 EUR ASSETS CURRENT ASSETS Cash and cash equivalent 1 44.900 TOTAL ASSETS 44.900 EQUITY AND UABIUTIES SHAREHOLDERS'EQUITY Issued share capital Loos for the period 20.12.17 until31.12.17 2 45.000 -33.704 11.296 CURRENT UABIUTIES Other payables and accrued expenses 3 33.604 TOTAL EQUITY AND UABIUTIES 44.900 MEDIASET INVESTMENT N.V, Delortte Accountants . . For identification p oses only. page 1 Related to audit dated July 13, 2018 report

• Mediaset Investment NV Profit and loss for the period 20.12.2017 until31.12.2017 20.12.2017 until Notes 31.12.2017 EUR General expenses Total operating expenses 4 33.704 33.704 Operating result ·33.704 Result before tax ·33.704 Taxation 5 0 RESULT AFTER TAXATION ·33.704 MEDIASET INVESTMENT N.V, Deloitte Accountants . . page 2 For identification p oses only. Related to audit s report dated July 13, 018

Mediaset Investment NV ' Notes to the financial statements General The Company is a limited liability company incorporated under the laws of The Netherlands on December 20, 2017, having its statutory seat in Amsterdam and office address at Viale Europa 46, 20093 Cologno Monzese, Italy. Comparative figures The first financial year of the Company covers the period from December 20, 2017 to December 31,2017. Group structure The Company is owned by Mediaset Spa, an Italian company with its official statutory seat in Milan, Italy . The annual accounts of the Company are included in the consolidated accounts of Mediaset Spa. Activities The objects of the Company are to participate in, to take an interest in and conduct the management of other business enterprises of whatever nature. Going Concern Because the Company is incorporated in 2017 and has no activities , the result for 2017 was negative. The parent company has guaranteed continuing the activities of the company for at least 12 mounths from the date of approval of the financial statements of the Company. PRINCIPLES OF VALUATION OF ASSETS AND UABILITIES General The Financial statements are prepared in accordance with the provisions of Title 9, Book 2 of the Dutch Civil Code ("Dutch GAAP"). The statements are prepared in Euros. All assets and liabilities are valued at nominal value, unless stated otherwise. Current liabilities The current liabilities concern the liabilities with a duration shorter than one year. These liabilities are valued at face value unless stated otherwise. Deloitte Accountants For Identification p page4 oses only. Related to audit9J"s report dated July 13, 2018

•• PRINCIPLES OF THE DETERMINATION OF THE RESULT General Income and expenses are accounted for on a accrual basis. Profit is only included when realized on the balance sheet date. Income is considered to be realized when services have been rendered respectively goods have been supplied. Losses attributable to the financial year are taken into account if they become known before the preparation of financial statement. Taxation ·. Taxes are calculated on the result before tax in the profit and loss, taking into account any losses carried forward from previous years and tax · exempt items plus non deductible expenses using the applicable rates. Deferred tax relating to taxable losses will be capitalized when taxable profits are expected and can be compensated. Risks exposure At the moment the Company has no exposed to particular risks to be mentioned. MEDlASET INVESTMENT N.V, Deloitte Accountants . . page 4 For identification p oses only. Related to audit s report dated July 13, 2018

•• Mediaset Investment NV Notes to the balance sheet 31.12.2017 EUR 1 · Cash and cash equivalent lntesa Sanpaolo Bank current account 44.900 All cash and cash equivalent are at the Company's free disposal. 2 · Shareholders' equity Issued share capital Incorporation on December 20, 2017 Value as at December 31, 2017 45.000 45.000 N. 45.000 share with a face value EUR 1 paid up. each have been issued . All the shares are full ·33.704 Loss for the period 20.12.2017 until31.12.2017 Proposal of appropriation result of the year For the appropriation of the result of the financial year 2017, the management propose to deduct the loss of EUR 33.704 from the other reserves. 3 ·Other payables and accrued expenses Other payables Invoices to be received 232 33.373 33.604 TMENTN.V. Deloitte Accountants _ . page 5 For identification p oses only. Related to audit s report dated July 13, 2018

Mediaset Investment NV Notes to the profit and loss account •• 20.12.2017 until 31.12.2017 EUR 4 · General expenses Audit fees Accounting fee Legal fees Tax advisory Other general expenses 12.705 2.904 15.639 1.815 641 •' 33.704 Staff members No personnel was employed during the reporting period. 5 ·Taxation For the period starting on 20.12.2017 and ending on 31.12.2017, there is no taxable income and consequentely no provision for tax has been accrued. Subsequent events No events have occurred since balance sheet date, which would change the financial position of the Company and which disclosure in the annual accounts now presented. require adjustments of or Cologno Monzese (Italy), July 13, 2018 Mediaset Investment NV The Managing Director Mrs M Ballabio Deloitte Accountants . . page 6 For identification p oses only . Related to audit s report dated July 13, 2018

' Mediaset Investment NV Other information Statutory provision of result appropriation The profits shall be at free disposal of the General Meeting. The company may only make distribu'tions to shareholders and other persons entitled to distributable profits to the extent that its shareholders'equity exceeds the sum of its issued share capital and the reserves to be maintained by law. Independent auditor's report The independent auditor's report is following on the next pages. MEDIASET INVESTMENT N.V. Deloitte Accountants For identification p . - . oses only. Related to audit s report dated July 13, 2018